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          MONY Life Insurance Company of America     VUL Application Supplement
                                                     Form No. VULSUPP-GV(6/2003)

APPLICATION SUPPLEMENT FOR FLEXIBLE PREMIUM VARIABLE LIFE POLICY

This Application Supplement must be completed by the Insured, or Rightsholder if other than the Insured, for Flexible Premium Variable Life Application only.

Rightsholder Name:______________________________________________________________

Brokerage Name or Agency No.____________________________________________________


See Prospectus for description of investment objectives for each Sub-Account

1. Objectives and Premium Allocations

Objectives of the Insured, or Rightsholder if other than the Insured, for the products. Please choose in priority order (e.g., 1 for primary, 2 for secondary). Please insert priority order of objectives on spaces to the left of Objectives.
Premium Allocations: Please insert allocation percentages in the spaces to the right of the subaccounts. Please see additional instructions regarding allocations below.

_____GUARANTEED INTEREST

     Guaranteed Interest Account_________________________________________  %

_____SAFETY OF PRINCIPA/PRESERVATION OF CAPITAL

     MONY Money Market___________________________________________________  %

_____INCOME

     PIMCO Global Bond___________________________________________________  %
     Lord Abbett Bond Debenture__________________________________________  %
     Franklin Zero Coupon 2010___________________________________________  %
     MONY Long Term Bond_________________________________________________  %
     Janus Aspen Series Flexible Income__________________________________  %
     Enterprise Total Return_____________________________________________  %
     PIMCO Real Return___________________________________________________  %
     MONY Government Securities__________________________________________  %
     Enterprise Short Duration Bond______________________________________  %

_____GROWTH/VALUE

     MFS Mid Cap Growth__________________________________________________  %
     Alger American MidCap Growth________________________________________  %
     Dreyfus Small-Cap Stock Index_______________________________________  %
     PIMCO StockPlus Growth & Income_____________________________________  %
     Enterprise Growth & Income__________________________________________  %
     Enterprise Growth___________________________________________________  %

     Oppenheimer Main Street Growth & Income_____________________________ % Enterprise Managed__________________________________________________ %
     Lord Abbett Growth and Income_______________________________________  %
     Enterprise Equity Income____________________________________________  %
     Alger American Balanced_____________________________________________  %
     PBHG Mid-Cap Value__________________________________________________  %
     PBHG Select Value___________________________________________________  %
     Lord Abbett Mid Cap Value___________________________________________  %
     Franklin Rising Dividends Securities________________________________ % MFS Total Return____________________________________________________ %
     Van Kampen U.I.F. U.S. Real Estate__________________________________  %
     Franklin Income Securities__________________________________________  %
     AIM Mid Cap Core Equity_____________________________________________  %
     AIM Basic Value_____________________________________________________  %

     SPECIALTY/AGGRESSIVE GROWTH

     Enterprise Multi-Cap Growth_________________________________________  %
     Enterprise Small Company Growth_____________________________________  %
     Oppenheimer Global Securities_______________________________________  %
     Janus Aspen Series Capital Appreciation_____________________________ % Janus Aspen Series International Growth_____________________________ % MFS Utilities_______________________________________________________ %
     Enterprise Small Company Value______________________________________  %

     Allocations to the GIA and any subaccount must be at least 5%; allocation must be in whole percentages; and they must total 100%. If the allocation is done incorrectly or incompletely all net premiums will be transferred to the Money Market Subaccount, pending further instructions from the Rightsholder. (Until the company receives satisfactory evidence that the "Right to Return Policy" period has expired, net premiums will be held in the company's General Account with interest.)


2.   Rightsholder Information (if other than Insured): Age: ____________________

     Occupation: _______________________________________________________________

3.   Finances:

     a) Assets: Savings/Checking  Yes [_] No [_]  CDs Yes [_] No [_]  Insurance Cash Values/Fixed Annuities Yes [_] No [_]
                Stocks/Bonds/Mutual Funds  Yes [_] No [_]   Variable Annuities/Life  Yes [_] No [_]

     b) Net Worth: Total Assets $____________________   - Total Liabilities $______________ = Net Worth $_________________

     c) Gross Annual $_______________________________  d) Tax Bracket _____________________%

98-400(Rev.3/2003)

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4. Suitability: a) Do you understand that the amount and duration of the death benefit may vary, depending on the investment performance of
                   the variable subaccounts?   Yes [_] No [_]

                b) Do you understand that the policy values may increase or decrease, depending on the investment experience of the
                   variable? Accounts?         Yes [_] No [_]

                c) Did you receive a current prospectus for the Company's
                   Variable Account A, MONY Series Fund, Inc., Enterprise Accumulation? Trust, The Alger American Fund, INVESCO Variable Investment Funds, Inc., Lord Abbett Series Fund, MFS(R) Variable Insurance Trust SM, PBHG Insurance Series Fund, PIMCO Variable Insurance Trust, The Universal Institutional Funds, Inc., Janus Aspen Series, AIM Variable Insurance Funds (Series I), Dreyfus Investment Portfolios, Franklin Templeton Variable Insurance Products Trust(Class
                   2), and Oppenheimer Variable Account Funds (Service)?

                                                                 Yes [_] No [_]

                d) Do you believe that the policy will meet your insurance
                   needs and financial objectives?               Yes [_] No [_]

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REMARKS








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THE UNDERSIGNED UNDERSTANDS THAT POLICY VALUES AND THE DEATH BENEFIT MAY
INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES.)

Signed at (City and State)________________________________ on ____________(Date)

Signature of Insured____________________________________________________________


Signature of Spouse (if to be insured)__________________________________________

Signature of Rightsholder (if other than proposed Insured) who agrees to be bound by the representations and agreements in this and any other part of the application:

Name_________________________________________Relationship_______________________

Address of Rightsholder_________________________________________________________

Based on the information furnished by the Insured, or Rightsholder, if other than the Insured, in this and any other part of the application, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the applicant or the owner. I further certify that current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

Signature of Registered Representative (Licensed Financial
Professional/Insurance Broker)__________________________________________________

Date_________________________